Exhibit 5.1

May 23, 2014

United Fire Group, Inc.
118 Second Avenue SE
Cedar Rapids, Iowa 52407-3909

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to United Fire Group, Inc., an Iowa corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) solely for the purpose of the delivery of the opinion set forth herein. The Registration Statement relates to the registration by the Company of 1,500,000 shares (the “Shares”) of the Company's common stock, par value $3.33 1/3, issuable under the United Fire Group, Inc. Stock Plan (the “Plan”). This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

We are familiar with the actions taken by the Company in connection with the Plan. For purposes of this opinion, we have examined to our satisfaction the Company's corporate proceedings, originals or copies of the Registration Statement, the Plan, the Company's Articles of Incorporation, Bylaws, and such other documents and instruments, and we have made such examination of law, as we have deemed appropriate.

The opinions we express below are limited to matters governed by the laws of the State of Iowa and the reported judicial decisions interpreting those laws as currently in effect, and we express no opinion as to the effect, if any, that any other law may have on the opinion expressed below.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plan, will be validly issued, fully paid, and nonassessable, provided that the consideration paid or given for the Shares upon issuance is at least equal to the par value of the Shares.

BRADLEY & RILEY PC

United Fire Group, Inc.
May 23, 2014

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Sections 7 and 11 of the Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

Very truly yours,

BRADLEY & RILEY PC

/S/ Bradley & Riley PC